EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsors and Trustee of Government Securities Income Fund,
GNMA Series--2A, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-10807 of our report dated August 29, 1997, relating to the Statement of Condition of Government Securities Income Fund, GNMA Series--2A, Defined Asset Funds, and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
August 29, 1997